Exhibit 4.22

Resolutions adopted by the ILOG S.A. shareholders on December 16, 2003 relating to the grants of warrants

Authorization to issue warrants to subscribe for new shares in the Company which are to be reserved for issuance to the non-executive Directors

The Chairman informs the Board that the Extraordinary general meeting of shareholders held today authorized the Board to issue warrants to subscribe for a maximum of 56,000 shares of the Company, waived the preferential subscription right of the shareholders to the warrants, reserved the warrants for issuance to Ms Marie-Claude Bernal, Messrs Michel Alard, Pascal Brandys, Marc Fourrier, Richard Liebhaber, Todd Lowe and Thomas Weatherford entitled to 8,000 shares each, each warrant giving right to subscribe for one share of € 0.61 nominal value each.

The Chairman reminds the Board that :

the amount receivable by the Company for each share issued upon the exercise of the warrants, after taking into account the issue price of these warrants, would be either (i) the average trading price as quoted on the Nouveau Marché of Euronext Paris S.A. during the 10 days preceding the date of the meeting of the Shareholders’ Meeting, or (ii) the closing price for a share on the Nouveau Marché of Euronext Paris S.A. on the trading day preceding the Shareholders’ Meeting, whichever is the highest, that each warrant shall be issued at a price equal to 5% of the highest of the two following amounts which could be either (i) the average trading closing price as as quoted on the Nouveau Marché of Euronext Paris S.A. during the 10 days preceding the date of the meeting of the Shareholders’ Meeting, or (ii) the closing price for a share on the Nouveau Marché of Euronext Paris S.A. on the trading day preceding the Shareholders’ Meeting. Each warrant shall give the right to subscribe for one share, nominal value €0.61, at the price determined above.

Consequently, the Chairman proposed the Board to issue these warrants.

After deliberation, the Board, unanimously,

resolved to issue 8,000 warrants to subscribe for 8,000 shares of the Company each to Ms Marie-Claude Bernal, Messrs Michel Alard, Pascal Brandys, Marc Fourrier, Richard Liebhaber, Todd Lowe and Thomas Weatherford, each warrant giving right to subscribe for one share of €0.61 nominal value;

The warrants will be issued under the following conditions:

Each warrant shall be issued at a price of 0.55 euro representing 5% of the average trading closing price for a share as quoted on the Nouveau Marché of Euronext Paris S.A. during the 10 days preceding the date of this meeting (11.00 euros). Each warrant shall give the right to subscribe for one share, nominal value 0.61 euro at a price of 10.45euros, being the average trading closing price for a share, as quoted on the Nouveau Marché of Euronext Paris S.A. during the 10 days preceding the date of this meeting (11.00 euros) less the issue price, pursuant to the terms approved by the December 16, 2003 general shareholders’ meeting mentioned above. This price is superior to the trading closing price for a share as quoted on the Nouveau Marché of Euronext Paris S.A. on December 15, 2003 (10.78 euros).

The warrants will have to be subscribed between December 17, 2003 and March 16, 2004, the subscription payment will have to be made when the subscription is completed.

The warrants will be exercisable in whole or in part, at any time. In any event, the warrants must be exercised within a period of five years from the date of their issuance.

Moreover, the beneficiaries, at the time of the subscription will have to agree not to transfer these warrants to a third party.

The Board resolved that upon the occurrence of an operation mentioned in Article L.225-154 of the French Code of commerce, the rights of the holders of the warrants will be protected pursuant to the provisions of Articles 171 to

174-1 and Artciles 174-2 to 174-5 of the Decree of March 23, 1967;

granted full powers to the Chairman to notify the beneficiaries of the number of warrants to be proposed for subscription to each of them and the terms and conditions of such proposal, to collect the subscriptions for the new shares, to finalize the share capital increases resulting from the exercise of the warrants, to modify the by-laws accordingly and in particular, Article 6 of the Company’s by-laws in accordance with Article 55 of the Decree of March 23, 1967 in order to indicate the beneficiaries of the “special advantages” and the nature of such advantages and more generally, to take all necessary measures;

fixed the terms of the additional report which will be made available to the shareholders within the legal and regulatory conditions and a copy of it will be transmitted to the statutory auditors.

Authorization to issue warrants to subscribe for new shares of the Company which are to be reserved for issuance to external members of the Technical Advisory Board

The Chairman informs the Board that the Extraordinary general meeting of shareholders held today authorized the Board to issue warrants to subscribe for a maximum of 20,000 new shares of the Company, waived the preferential subscription right of the shareholders to the warrants, reserved the warrants for issuance to Messrs Eugene Freuder, Martin Groetschel, Gilles Kahn, Ora Lassila and Ben Shneiderman entitled to 4,000 shares each, each warrant giving right to subscribe for one share of € 0.61 nominal value each.

The Chairman reminds the Board that,

the amount receivable by the Company for each share issued upon the exercise of the warrants, after taking into account the issue price of these warrants, would be either (i) the average trading price as quoted on the Nouveau Marché of Euronext Paris S.A. during the 10 days preceding the date of the meeting of the Shareholders’ Meeting, or (ii) the closing price for a share on the Nouveau Marché of Euronext Paris S.A. on the trading day preceding the Shareholders’ Meeting, whichever is the highest, each warrant shall be issued at a price of €0.01 and shall give the right to subscribe for one share, nominal value €0.61, at the price determined above;

Consequently, the Chairman proposed the Board to issue these warrants.

After deliberation, the Board, unanimously,

resolved to issue 4,000 warrants to subscribe for 4,000 shares of the Company each to Messrs Eugene Freuder, Martin Groetschel, Gilles Kahn, Ora Lassila and Ben Shneiderman, each warrant giving right to subscribe for one share of €0.61 nominal value each;

Each warrant shall be issued at a price of 0.01 euro and shall give the right to subscribe for one share, nominal value 0.61 euro at a price of 10.99 euros, being the average trading closing price for a share as quoted on the Nouveau Marché of Euronext Paris S.A. during the 10 days preceding the date of this meeting (11.00 euros) less the issue price, pursuant to the terms approved by the December 16, 2003 general shareholders’ meeting mentioned above. This price is superior to the trading closing price for a share as quoted on the Nouveau Marché of Euronext Paris S.A. on December 15, 2003 (10.78 euros).

The warrants will have to be subscribed between December 17, 2003 and January 9, 2004, the subscription payment will have to be done when the subscription is completed.

The warrants will be exercisable in whole or in part, at any time. In any event, the warrants must be exercised within a period of five years from the date of their issuance.

Moreover, the beneficiaries, at the time of the subscription will have to agree not to transfer these warrants to a third party.

granted full powers to the Chairman to notify the beneficiaries of the number of warrants to be proposed for subscription to each of them and the terms and conditions of such proposal, to collect the subscriptions for the new shares, to finalize the share capital increases resulting from the exercise of the warrants, to modify the by-laws accordingly and in particular, Article 6 of the Company’s by-laws in accordance with Article 55 of the Decree of March 23, 1967 in order to indicate the beneficiaries of the “special advantages” and the nature of such advantages and more generally, to take all necessary measures;

fixed the terms of the additional report which will be made available to the shareholders within the legal and regulatory conditions and a copy of it will be transmitted to the statutory auditors.